324822893 v3 1 OVID THERAPEUTICS INC. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY Each member of the Board of Directors (the “Board”) of Ovid Therapeutics Inc. (the “Company”) who is not also serving as an employee of the Company or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this amended Non-Employee Director Compensation Policy (this “Policy”). This Policy, as amended, is effective as of January 1, 2026 (the “Effective Date”) and may be amended at any time by the Board or the Compensation Committee of the Board. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such terms in the Company’s 2017 Equity Incentive Plan, as may be amended from time to time (the “Plan”). I. Annual Cash Compensation The annual cash compensation amount set forth below is payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each calendar quarter in which the service occurred (each such date, a “Retainer Accrual Date”). Such payments will be deemed timely if paid no later than the tenth business day after each Retainer Accrual Date. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a calendar quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable calendar year, with the pro-rated amount paid for the first calendar quarter in which the Eligible Director provides the service, and regular full quarterly payments to be paid thereafter. All annual cash fees are vested upon payment. 1. Annual Board Service Retainer: a. All Eligible Directors: $45,000 b. Lead Independent Director: $20,000 2. Annual Committee Member Service Retainer: a. Member of the Audit Committee: $7,500 b. Member of the Compensation Committee: $5,000 c. Member of the Nominating and Corporate Governance Committee: $5,000 d. Member of the Strategic Committee: $5,000 3. Annual Committee Chair Service Retainer (in addition to Committee Member Service Retainer): a. Chairperson of the Audit Committee: $15,000 b. Chairperson of the Compensation Committee: $12,500 c. Chairperson of the Nominating and Corporate Governance Committee: $12,500 d. Chairperson of the Strategic Committee: $12,500 II. Equity Compensation All stock options granted under this Policy will be nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value of the underlying common stock on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan).

324822893 v3 2 1. Initial Grant: For each Eligible Director who is first elected or appointed to the Board following the effective date of this Policy, on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Eligible Director will be automatically, and without further action by the Board or Compensation Committee of the Board, granted a stock option to purchase a number of shares of the Company’s common stock equal to 130,000 shares of the Company’s common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the Eligible Director’s Continuous Service on each vesting date. 2. Annual Grant: On the day that the Company’s Board or Compensation Committee grants annual equity awards to the Company’s executive officers and other employees, each Eligible Director who is serving as a member of the Board on such date will be automatically, and without further action by the Board or Compensation Committee of the Board, be granted a stock option to purchase 65,000 shares of the Company’s common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the Eligible Director’s Continuous Service through such vesting date. III. Election to Convert Annual Board Service Retainer to Equity Compensation 1. Election to Receive Retainer Grant: Each Eligible Director may elect to receive such Eligible Director’s Annual Board Service Retainer as set forth above (“Cash Compensation”) in the form of a Restricted Stock Unit Award (each, a “Retainer Grant”) if an election is timely made in accordance with the requirements of this Policy (such election, a “Retainer Grant Election”). If an Eligible Director timely makes and does not revoke a Retainer Grant Election then, on the date of each Annual Grant after such timely Retainer Grant Election (each, a “Retainer Grant Date”), such Eligible Director shall automatically, without any further action by the Board or designated committee of the Board, receive a Retainer Grant. The actual number of shares subject to each Retainer Grant will be determined by dividing (a) the aggregate amount of Cash Compensation otherwise payable to such Eligible Director to which the Retainer Grant Election applies divided by (b) Fair Market Value of the underlying common stock on the applicable Retainer Grant Date (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. Each Retainer Grant will vest in substantially equal quarterly installments on each date that the corresponding Cash Compensation would have been paid, in each case, subject to the Eligible Director’s Continuous Service through each such vesting date. 2. Election Timing: Each Retainer Grant Election must be submitted to the Company’s Chief Financial Officer (or such other individual as the Company designates) in writing prior to beginning of the calendar year to which such election applies, and subject to any other conditions specified by the Board or designated committee of the Board (the “Retainer Grant Election Deadline”). For each Eligible Director who is first elected or appointed to the Board following the date of each Annual Grant, such Retainer Grant Election shall be deemed timely if provided within 30 days of such Eligible Director’s election or appointment. Once a Retainer Grant Election is properly submitted, it will remain in effect for successive Retainer Accrual Dates unless and until the Eligible Director timely revokes such election in accordance with this Policy. A Non-Employee Director who fails to make a timely Retainer Grant Election will not receive a Retainer Grant and instead will receive cash compensation pursuant to this Policy. 3. Election Revocation: The revocation of any Retainer Grant Election must be submitted to the Company’s Chief Financial Officer (or such other individual as the Company designates) in writing by the Retainer Grant Election Deadline. An Eligible Director may only revoke a Retainer Grant Election during a period in which the Company is not in a quarterly or special blackout period and

324822893 v3 3 the Eligible Director is not aware of any material non-public information. Once the revocation of the Retainer Grant Election is properly submitted, it will be in effect for successive Retainer Accrual Dates unless and until the Eligible Director makes a new Retainer Grant Election in accordance with this Policy. IV. Change in Control Notwithstanding the foregoing, for each Eligible Director who remains in Continuous Service as of, or immediately prior to, a Change in Control, the equity awards, including Retainer Grants, that were granted pursuant to this Policy will become fully vested immediately prior to such Change in Control. V. Non-Employee Director Compensation Limit Notwithstanding anything herein to the contrary, the cash compensation and equity compensation that each Eligible Director is entitled to receive under this Policy shall in no event exceed the limits set forth in Section 3(e) of the Plan. VI. Ability to Decline Compensation An Eligible Director may decline all or any portion of such Eligible Director’s compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be. VII. Expenses The Company will reimburse each Eligible Director for ordinary, necessary and reasonable out-of- pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Eligible Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policies or procedures, as in effect from time to time.